Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 dated December 31, 2013, of our report dated July 8, 2013 and August 28, 2013, on the financial statements of Ener-Core, Inc. for the years ended December 31, 2012 and 2011 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern). We also consent to the reference to our Firm under the caption “Experts” in this Prospectus.

Kelly & Company
Costa Mesa, California
December 31, 2013